LIMITED CONTINUING GUARANTY


         FOR VALUE RECEIVED and in consideration of credit given or to be given, and of other financial accommodations afforded or to be afforded, to General Acceptance Corporation f/k/a GAC Credit Corporation, an Indiana corporation (hereinafter called "Borrower") by General Electric Capital Corporation, 1000 Hart Road, Suite 300, Barrington, IL 60010 (hereinafter called "Lender"), the receipt and sufficiency of which consideration is hereby acknowledged, and as an inducement to Lender to extend such financial accommodations to Borrower, the undersigned, Conseco, Inc., an Indiana corporation, 11825 North Pennsylvania Street, Carmel, IN 46032 (hereinafter called the "Guarantor"), recognizing that Guarantor has benefitted or shall benefit, directly or indirectly, from the extension of such credit and financial accommodations from Lender to Borrower, and that but for this Limited Continuing Guaranty (hereinafter called the "Guaranty") such extensions or the continuation of such extensions of credit would not be made by Lender to Borrower, hereby guaranties to Lender the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of any and all indebtedness which now exists or may hereafter accrue or arise in any manner from or on behalf of Borrower to Lender and the performance of any and all obligations and liabilities of Borrower, or any of them, to Lender from whatever source or origin and whenever arising, whether direct, indirect or contingent, whether on open account, evidenced by an instrument or otherwise, including without limitation all renewals, extensions and future advances, together with interest at the rate provided in the note, notes, or other documents evidencing such indebtedness, together with all costs, expenses and attorneys' and paralegals' fees (the above-described obligations and liabilities in addition to any other liabilities or obligations of Borrower and Guarantor to Lender which may arise in any manner are hereinafter called "Obligations"), all without relief from valuation and appraisement laws.

         Notwithstanding any other provision of this Guaranty, the maximum amount which the Guarantor may be required to pay under the terms of this Guaranty shall not exceed Ten Million Dollars ($10,000,000.00), together with interest calculated daily on the basis of a Three Hundred Sixty-five (365)-day year at a per annum rate equal to Five Hundred Twenty-five (525) basis points (5.25%) plus the LIBOR Rate (for purposes of this Guaranty, the "LIBOR Rate" is the average of the "one month" London Interbank Offered Rates ("LIBOR") published in the Money Rates column of THE WALL STREET JOURNAL during the calendar month immediately preceding the calendar month in which Lender makes its demand for payment, or published in such other publication as Lender may designate), on any portion of any amount payable under the terms of this Guaranty which remains unpaid after the date of a demand by Lender for payment as provided herein, plus expenses of enforcement of this Guaranty, including reasonable attorneys' and paralegals' fees (the amounts referred to in this paragraph collectively are described hereinafter as the "Cap").

         If Borrower fails to pay or perform all or any part of the Obligations (other than the Operating Covenants, as hereinafter defined) when due, or if Borrower at any time is in Material Default (as hereinafter defined) of any of the Operating Covenants, and such default under the Obligations or Material Default under the Operating Covenants has not been cured within fifteen (15) Business Days (as that term is defined in Section 16.0 of the Loan Agreement, as hereinafter defined) (the "Cure Period") after Lender gives written notice to Borrower and to Guarantor describing such default in reasonable detail (which notice also shall constitute and be deemed a demand by Lender for payment under this Guaranty in the event that such default is not cured as provided herein), then Guarantor immediately will pay to Lender the amount subject to such demand (up to the amount of the Cap) without need for further notice from Lender. For purposes of this Guaranty, (1) a "Material Default" shall mean a default resulting from: (a) a variance of greater than one percent (1%) from the percentage set forth in Section 13.5.D. of that certain Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated April 11, 1997, as amended from time to time (the "Loan Agreement"), between Borrower and Lender, and (b) a variance of greater than one-quarter of one percent (.25%) from the percentages set forth in Sections 13.5.C. and 13.5.E. of the Loan Agreement, and (2) the "Operating Covenants" shall constitute Section 13.5.C.,
Section 13.5.D. and Section 13.5.E. of the Loan Agreement. Except as provided above and otherwise herein, Lender shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against Borrower or others, including without limitation other guarantors, with respect to the payment or performance of any of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any collateral held by Lender; provided, however, that the foregoing shall not relieve Lender of any obligation, duty, responsibility or liability for its gross negligence, bad faith or willful or wanton misconduct in the performance or nonperformance of its obligations under any agreement or other document or instrument relating to the Obligations.

         It is the intention of the parties hereto to comply with any and all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Guaranty, in any of the Obligations, in any note or other instrument, or in any of the other documents securing payment hereof, or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for, or shall be adjudged to be so provided for, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Guarantor nor its successors or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, (c) any such excess which may have been collected shall be, at Lender's option, either applied as a credit against the then unpaid principal amount owing on the Obligations, or refunded and (d) the effective rate of interest covered by this Guaranty shall be automatically subject to reduction to the maximum lawful contract rate allowed under any applicable usury laws as now or hereafter construed by the courts having jurisdiction. In determining whether or not the interest paid or payable exceeds the maximum contract rate permitted by law, the parties hereto shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of indebtedness evidenced by any of the Obligations so that the interest for the respective entire term thereof does not exceed the maximum contract rate permitted by law.

         This Guaranty shall be and remain a continuing and absolute guaranty, and constitutes the obligation of Guarantor. This Guaranty shall remain fully enforceable despite any defenses which Borrower may assert on the underlying Obligations, including but not limited to failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, except defenses relating to the Obligations or any agreement or other document relating thereto and based upon Lender's gross negligence, bad faith or willful or wanton misconduct in the performance or nonperformance of Lender's obligations under any agreement or other document or instrument relating to the Obligations.

         This Guaranty is a continuing guaranty which shall continue in force and effect with respect to Guarantor until notice of termination in writing from Guarantor is actually received by Lender. Such termination will be effective only with respect to such Obligations incurred or contracted by Borrower or acquired by Lender after the date on which Lender receives such notice. Specifically, without limitation, any such notice shall not in any way affect or limit either (i) the promise of Guarantor to pay as provided herein all Obligations existing at the time Lender receives such notice, or (ii) the promises, obligations and undertakings of any other guarantors with respect to any Obligations, including, without limitation, those arising after the date of such notice. This Guaranty shall remain in full force and effect as to all Obligations existing at the date of Lender's receipt of such notice of termination, and to all renewals and extensions thereof made prior to the date of Lender's receipt of such notice of termination, until full payment of such Obligations to Lender. Any Obligations that are revolving loans shall not be deemed repaid or reduced by reason of the collection and subsequent relending of the proceeds of accounts, chattel paper and similar collateral securing such loans.

         With the exception of the Cure Period and except as otherwise provided herein, Guarantor waives: (a) notice to Guarantor or Borrower or any other guarantors of (i) acceptance of this Guaranty by Lender, (ii) Borrower incurring additional Obligations, and (iii) the amount of the Obligations at any time outstanding; (b) presentment for payment, demand, protest, notice to Guarantor, any other guarantors or Borrower of dishonor, nonpayment, default and nonperformance with respect to any of the Obligations; (c) the right to require a proration among Guarantor and any other guarantors; (d) any and all rights to require Lender to marshall assets of Borrower or any other guarantors or other party providing any security for the Obligations; (e) any defense which Borrower or any other guarantors may have against Lender other than (i) payment, or (ii) other defenses relating to the Obligations or any agreement or other document or instrument relating thereto based upon Lender's gross negligence, bad faith or willful or wanton misconduct in the performance or nonperformance of Lender's obligations under any agreement or other document or instrument relating to the Obligations; (f) all defenses given to sureties or guarantors at law or in equity other than (i) payment, or (ii) other defenses relating to the
Obligations or any agreement or other document or instrument relating thereto based upon Lender's gross negligence, bad faith or willful or wanton misconduct in the performance or nonperformance of Lender's obligations under any agreement or other document or instrument relating to the Obligations; and (g) all errors and omissions concerning Lender's administration of the Obligations or its performance or nonperformance under any agreement or other document or instrument relating to the Obligations, except actions or inactions which amount to gross negligence, bad faith, or willful or wanton misconduct. All waivers contained in this Guaranty shall be without prejudice to the right of Lender, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder. All remedies or actions by Lender for payment or fulfillment of the Obligations are cumulative and the pursuit of one shall not preclude the exercise of any other rights or remedies.

         For purposes of the Guaranty, Guarantor hereby grants to Lender (but not to Borrower) its consent to any accommodation made or to be made by Lender to Borrower and hereby grants to Lender full power, in its uncontrolled discretion and without notice to Guarantor, any other guarantors, or Borrower, to deal in any manner with the Obligations including, without limitation, the following powers: (a) to modify or otherwise change any terms of the Obligations (or to make any other alteration in the underlying debt), including but not limited to the rate of interest thereon and the maturity date thereof, or to grant any extension or renewal thereof and any other indulgence with respect thereto; (b) to release any collateral as requested by Borrower in the ordinary course of Borrower's business, or to release any collateral as requested by Borrower outside of the ordinary course of Borrower's business pursuant to the unanimous written consent of the Borrower's board of directors; (c) to defer enforcing payment or any term of the Obligations; or (d) to release any other guarantor or surety of the Obligations; provided, however, that notwithstanding the foregoing, Lender shall not have the right, without Guarantor's prior written consent, to (x) release or agree to release Borrower from the Obligations, or (y) to defer or agree to defer payment, or to modify or otherwise change any terms, of the Obligations past the time that Lender demands any payment from Guarantor hereunder. The obligations of Guarantor hereunder shall not be released, discharged, or in any way affected, nor shall Guarantor have any rights or recourse against Lender because of any action Lender may take, omit to take, or delay in taking under the foregoing powers, and Guarantor hereby waives any and all claims of discharge based on such actions by Lender, no matter whether it increases Guarantor's exposure hereunder. The obligations of Guarantor under this Guaranty shall be the joint and several obligations of Guarantor and any other guarantors (now existing or hereafter arising) of the obligations of Borrower to Lender.

         Without limiting the foregoing waivers by Guarantor of right to notice, and without obligating Lender to follow the following procedure if demand is made after the occurrence of an event of default under any of the written documents or instruments evidencing the Obligations (an "Event of Default"), except as otherwise provided herein Lender may at any time demand payment from Guarantor by mailing to Guarantor written demand therefor addressed to any address of Guarantor in Lender's records, and Guarantor agrees that the sending of such written demand as herein provided shall be a sufficient demand for payment hereunder.

         Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this or any related agreement or instrument.

         Guarantor represents to and for the benefit of Lender, upon which representation Lender is entitled to rely and Guarantor acknowledges that Lender is relying, that (i) Guarantor is an Indiana corporation, (ii) the execution, delivery and performance hereof will not violate any law or any material contract, agreement or understanding which is binding on Guarantor, (iii) this Guaranty is the valid and binding obligation of Guarantor, enforceable according to its terms, except that the binding effect and the enforceability of this Guaranty is subject to application of bankruptcy, insolvency, reorganization, moratorium and other laws in effect from time to time affecting the rights of creditors generally, as such laws may be applied in the event of a bankruptcy, insolvency, reorganization or other similar proceeding of, or moratorium applicable to, Guarantor, and by the exercise of judicial discretion in the application of general principles of equity, and (iv) any financial statements of Guarantor provided to Lender are true, accurate and complete, have been prepared on a consistent basis, and fairly present the financial position of Guarantor as of the date thereof.

         Guarantor acknowledges that (i) it is capable of and responsible for obtaining information on and keeping informed as to all aspects of Borrower's business, including without limitation its financial affairs and business prospects, and the status of the Obligations from time to time, and (ii) Lender has no responsibility to so inform Guarantor.

         Guarantor acknowledges that separate guaranties may be given in connection with the Obligations and this Guaranty shall not be modified, amended, limited (other than according to the terms hereof), or extinguished if one or more of the terms of the other guaranty agreements differ from those of this Guaranty or are subsequently amended, modified, limited, or extinguished. The execution of this Guaranty shall not affect the validity or enforceability of any existing guaranties, which guaranties shall remain in full force and effect. All obligations hereunder shall continue, notwithstanding the incapacity or lack of authority of any other guarantors, and any failure by Lender to file, pursue or enforce a claim against any other guarantors, or any waiver, release, consent or other accommodation given or provided to any other guarantors, shall not operate to release Guarantor or any other guarantors from liability hereunder, or limit the rights of Lender against Guarantor or any other guarantor. The failure of any other person to sign this Guaranty or any other guaranty shall not release or affect the liability of the signer hereof.

         Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Lender, or Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise is required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

         Guarantor agrees that Guarantor's responsibility under this Guaranty to pay to Lender the Obligations and any payments thereof repaid as preferences shall not be extinguished or modified by any release of Borrower or other party primarily liable on the Obligations, whether by voluntary release, settlement of a bankruptcy proceeding, settlement of a contested matter in a bankruptcy case, settlement of litigation, settlement of a claim not yet resulting in litigation, settlement of a preference claim or otherwise; provided, however, that Guarantor shall have no liability hereunder in the event that, except as otherwise permitted herein, Lender voluntarily releases Borrower from any Obligations or voluntarily releases any collateral without the written consent of Guarantor. In all events (other than such voluntary release by Lender of Borrower from any Obligations or such voluntary release of Collateral without the written consent of Guarantor) the responsibility of Guarantor to pay Lender, and Lender's right to recover from Guarantor the full amount of the Obligations (to the extent of the Cap), shall extend until Lender has received actual payment in full in cash of and performance of all of the Obligations, without regard to any modification or a release thereof, and shall continue until such payment, by the passage of time and the statute of limitations, cannot be recovered by Borrower, Borrower as debtor in possession, a trustee in bankruptcy of Borrower or any other person or organization.

         Notwithstanding any payment or payments made by Guarantor hereunder, or any set-off or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower or against any collateral security or guarantee or right of offset held by Lender for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower in respect of payments made by Guarantor hereunder, until all amounts owing to Lender by Borrower on account of the Obligations are paid in full and the Loan Agreement is terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Lender, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Lender in the exact form received by Guarantor (duly indorsed by such Guarantor to Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Lender may determine.

         In executing this Guaranty, Guarantor acknowledges and agrees that (1) it has exercised its own independent credit judgment and that has not relied on Lender, (2) Lender has no duty to disclose to Guarantor any information concerning the present or continuing creditworthiness of Borrower, no matter whether (a) Lender has reason to believe that facts within its knowledge materially increase the risk beyond what Guarantor intends to assume, (b) Lender has reason to believe that Guarantor does not know such facts, or (c) Lender has a reasonable opportunity to convey these facts to Guarantor, and (3) Guarantor waives any right to such disclosure by Lender and Guarantor shall continue to exercise its own due diligence and independent credit judgment with regard to Borrower. Moreover, Guarantor acknowledges and agrees that it has had the benefit of the advice of legal counsel of its own choice in connection with the preparation and negotiation of this Guaranty, and has been afforded an opportunity to review this Guaranty with such legal counsel, and that Guarantor fully understands the implications and ramifications of the agreements it has made in this Guaranty.

         This Guaranty shall extend to and bind the successors and assigns of Guarantor. This Guaranty shall inure to the benefit of all affiliates, transferees, assignees and/or endorsees of Lender of any part or parts or all of the Obligations, and of Lender's successors and assigns.

         Guarantor acknowledges and agrees (1) that promptly upon filing with the Securities and Exchange Commission, Guarantor shall provide to Lender copies of all periodic and special reports on Forms 10-K, 10-Q or 8-K (or any forms in replacement thereof) required or permitted to be filed under federal securities laws and regulations (which periodic and special reports shall be deemed provided by Guarantor to Lender to the extent that such are accessible by the general public by electronic means), (2) that Lender may rely upon the validity and accuracy of all statements and representations set forth in all such periodic and special reports, (3) that Guarantor will notify Lender immediately of any material adverse change in Guarantor's financial condition other than as reflected in all such periodic and special reports, and (4) that Guarantor shall from time to time provide to Lender such other information concerning Guarantor as Lender may reasonably request.

         THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MARION, STATE OF INDIANA, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF MARION, STATE OF INDIANA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT GUARANTOR MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS"

OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

         Guarantor acknowledges and agrees that unless the context indicates otherwise herein, words importing the singular number include the plural number, and vice versa; that as used herein, the terms "hereof," "thereof," "hereby," "thereby," "herein," "therein," "hereto," "thereto," "hereunder," "thereunder" and similar terms refer to this Guaranty, as the context so requires; and that words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         This   Guaranty  may  be  executed   simultaneously   in  two  or  more
counterparts by means of original and/or facsimile signatures, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Guarantor acknowledges and agrees that this Guaranty accurately represents and contains the entire, complete and exclusive terms of the agreement between Guarantor and Lender with respect to the subject matter hereof; that in executing this Guaranty, Guarantor is not relying on any representations (whether written or oral) made by or on behalf of Lender except as expressly set forth in this Guaranty; and that any and all prior statements and/or representations made by or on behalf of Lender to Guarantor (whether written or oral) in connection with the subject matter hereof are merged in this Guaranty. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Guaranty effective as of September 16, 1997.

                                     "Guarantor"


                                       CONSECO, INC.


                                        By /s/ ROLLIN M. DICK
                                        Name Printed:ROLLIN M. DICK
                                        Title:Executive Vice President
                                              Chief Financial Officer
 .




AFFIX CORPORATE SEAL HERE:


                                      ACCEPTED:

                                      "Lender"

                                      GENERAL ELECTRIC CAPITAL CORPORATION


                                      By: /s/ JEROME MCDERMOTT
                                          W. Jerome McDermott
                                          Account Executive

STATE OF INDIANA                    )
                                    )  SS:
COUNTY OF MARION                    )

   On the 16th day of September, 1997, before me the undersigned, a Notary Public in and for said County and State, personally appeared Rollin M. Dick, to me known, who, being by me first duly sworn upon his oath, did say that (s)he is the Exec V.Pres & CFO of Conseco, Inc., the Guarantor named in and which executed the foregoing Limited Continuing Guaranty; that (s)he knows the seal of said corporation; that the seal affixed to said Limited Continuing Guaranty is the corporate seal of said corporation; that it was so affixed by order of the Board of Directors of said corporation; that
(s)he signed her/his name thereto by like order and by her/his free act and deed and acknowledged the said Limited Continuing Guaranty to be the free act and deed of said corporation; and that all representations contained therein are true.

My Commission Expires:

                            Dawn C. Stanley
11-18-2000                  Notary Public

My County of Residence:

Marion
                           Dawn C. Stanley
                           Printed




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